                                                                      EXHIBIT 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE



The details of computation of earnings per common share are disclosed in the Consolidated Statements of Income and Note 14 of the Notes to Consolidated Financial Statements for the Periods of Six Months Ended June 30, 1997 and 1996 (unaudited) and the Year Ended December 31, 1996 (audited), contained in the Quarterly Report on Form 10-Q of registrant for the quarter Ended June 30, 1997.